Exhibit 99.1
Definitions

Coke and Coke Battery	Raw coal is heated to high temperatures in ovens to drive off impurities, leaving a carbon residue called coke. Coke is combined with iron ore to create a high metallic iron that is used to produce steel. A series of coke ovens configured in a module is referred to as a battery.

Company	DTE Energy Company and subsidiary companies

Customer Choice	Statewide initiatives giving customers in Michigan the option to choose alternative suppliers for electricity and gas.

Detroit Edison	The Detroit Edison Company (a direct wholly owned subsidiary of DTE Energy Company) and subsidiary companies

Distributed Generation	Electric energy produced at or close to the point of use, in contrast to central station generation that generally produces electricity at large power plants and transmits and distributes power over long distances. Distributed generation includes fuel cells, small gas turbine engines called micro- and mini-turbines, and other devices capable of producing up to two megawatts of power.

DTE Energy	DTE Energy Company, directly or indirectly the parent of Detroit Edison, MichCon and numerous non-utility subsidiaries

EPA	United States Environmental Protection Agency

FERC	Federal Energy Regulatory Commission

GCR	A gas cost recovery mechanism authorized by the MPSC, permitting MichCon to pass the cost of natural gas to its customers.

ITC	International Transmission Company (until February 28, 2003, a wholly owned subsidiary of DTE Energy Company)

MichCon	Michigan Consolidated Gas Company (an indirect wholly owned subsidiary of DTE Energy) and subsidiary companies

MDEQ	Michigan Department of Environmental Quality

MPSC	Michigan Public Service Commission

Non-utility subsidiary	A subsidiary that is not a public utility. Its conditions of service, prices of goods and services and other operating related matters are not regulated by the MPSC or the FERC.

NRC	Nuclear Regulatory Commission

PSCR	A power supply cost recovery mechanism authorized by the MPSC that allows Detroit Edison to recover through rates its fuel, fuel-related and purchased power expenses. The clause was suspended under Michigan’s restructuring legislation (signed into law June 5, 2000), which lowered and froze electric customer rates. The clause was reinstated by the MPSC effective January 1, 2004.

Section 29 tax credits	Tax credits as authorized under Section 29 of the Internal Revenue Code that are designed to stimulate investment in and development of alternate fuel sources. The amount of a Section 29 tax credit can vary each year as determined by the Internal Revenue Service (Note 13).

Securitization	Detroit Edison financed specific stranded costs at lower interest rates through the sale of rate reduction bonds by a wholly owned special purpose entity, the Detroit Edison Securitization Funding LLC.

SFAS	Statement of Financial Accounting Standards

Stranded Costs	Costs incurred by utilities in order to serve customers in a regulated environment that absent special regulatory approval would not otherwise expect to be recoverable if customers switch to alternative energy suppliers.

Synfuels	The fuel produced through a process involving chemically modifying and binding particles of coal. Synfuels are used for power generation and coke production. Synfuel production generates Section 29 tax credits.
Units of Measurement

Bcf	Billion cubic feet of gas

Bcfe	Conversion metric of natural gas, the ratio of 6 Mcf of gas to 1 barrel of oil.

gWh	Gigawatthour of electricity

kWh	Kilowatthour of electricity

Mcf	Thousand cubic feet of gas

MMcf	Million cubic feet of gas

MW	Megawatt of electricity

MWh	Megawatthour of electricity

Forward-Looking Statements
Certain information presented herein includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve certain risks and uncertainties that may cause actual future results to differ materially from those contemplated, projected, estimated or budgeted in such forward-looking statements. There are many factors that may impact forward-looking statements including, but not limited to, the following:
•	the effects of weather and other natural phenomena on operations and sales to customers, and purchases from suppliers;
•	economic climate and growth or decline in the geographic areas where we do business;
•	environmental issues, laws and regulations, and the cost of remediation and compliance associated therewith;
•	nuclear regulations and operations associated with nuclear facilities;
•	the higher price of oil and its impact on the value of Section 29 tax credits, and the ability to utilize and/or sell interests in facilities producing such credits;
•	implementation of electric and gas Customer Choice programs;
•	impact of electric and gas utility restructuring in Michigan, including legislative amendments;
•	employee relations and the impact of collective bargaining agreements;
•	unplanned outages;
•	access to capital markets and capital market conditions and the results of other financing efforts which can be affected by credit agency ratings;
•	the timing and extent of changes in interest rates;
•	the level of borrowings;
•	changes in the cost and availability of coal and other raw materials, purchased power and natural gas;
•	effects of competition;
•	impact of regulation by FERC, MPSC, NRC and other applicable governmental proceedings and regulations;
•	contributions to earnings by non-utility businesses;
•	changes in federal, state and local tax laws and their interpretations, including the Internal Revenue Code, regulations, rulings, court proceedings and audits;
•	the ability to recover costs through rate increases;
•	the availability, cost, coverage and terms of insurance;
•	the cost of protecting assets against or damage due to terrorism;
•	changes in accounting standards and financial reporting regulations;
•	changes in federal or state laws and their interpretation with respect to regulation, energy policy and other business issues; and
•	changes in the economic and financial viability of our suppliers, customers and trading counterparties, and the continued ability of such parties to perform their obligations to the Company.
New factors emerge from time to time. We cannot predict what factors may arise or how such factors may cause our results to differ materially from those contained in any forward-looking statement. Any forward-looking statements speak only as of the date on which such statements are made. We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events.

3